Exhibit 99.1

October 6, 2011	Archer Daniels Midland Company 4666 Faries Parkway Decatur, IL 62526 News Release FOR IMMEDIATE RELEASE

ADM ANNOUNCES FINAL RESULTS OF PRIVATE EXCHANGE OFFERS

Archer Daniels Midland Company (NYSE: ADM) announced today the final results as of 11:59 p.m. New York City time on October 5, 2011 (the “Expiration Date”) of its private offers to exchange any and all of its outstanding debentures listed below (collectively, the “Old Debentures”) for new senior Debentures due 2042 (the “New Debentures”) and, for some series of Old Debentures, New Debentures and cash (the “Exchange Offers”), in accordance with ADM’s offering memorandum dated September 8, 2011, and the related letter of transmittal. ADM conducted these Exchange Offers to take advantage of lower interest rates by replacing existing higher-coupon debt with lower-coupon debt.

According to information provided by D.F. King & Co., Inc., the exchange agent for the Exchange Offers, $403,786,000 in aggregate principal amount of ADM’s Old Debentures were validly tendered and not validly withdrawn in the Exchange Offers. The settlement date for Old Debentures validly tendered and not validly withdrawn after the expiration of the early participation period at 5:00 p.m. New York City time on September 23, 2011, but at or prior to the Expiration Date, is expected to be October 7, 2011.

The table below indicates the outstanding principal amount of each series of Old Debentures at commencement of the Exchange Offers and the principal amount of each series of Old Debentures validly tendered for exchange as of the Expiration Date pursuant to the Exchange Offers:

CUSIP No.	Title of Series	Outstanding Principal Amount at Commencement of Exchange Offers	Principal Amount Tendered as of the Expiration Date
039483AM4	7.50% Debentures due 2027	$281,891,000	$60,100,000
039483AN2	6.75% Debentures due 2027	$200,000,000	$59,265,000
039483AR3	6.625% Debentures due 2029	$297,500,000	$100,396,000
039483AS1	7.00% Debentures due 2031	$245,668,000	$52,014,000
039483AX0	6.45% Debentures due 2038	$215,441,000	$57,614,000
039483AP7	6.95% Debentures due 2097	$250,000,000	$74,397,000

The New Debentures will pay interest semi-annually at a rate of 4.535% per annum. The New Debentures have not been registered under the Securities Act of 1933, as amended (“Securities Act”) or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. On September 26, 2011, ADM entered into a registration rights agreement with respect to the New Debentures.

(Continued)

Contacts:

Media:	Investors:
David Weintraub	Dwight Grimestad
Director, External Communications	Vice President, Investor Relations
217/424-5413	217/424-4586

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-looking information

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the current market demand for these types of securities and the securities of ADM and the negotiations between ADM and the dealer managers. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Other risks that could impact the offering are described in detail in the ADM Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to ADM and ADM assumes no obligation to update any such forward-looking statements.

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